FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2021, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…January 26, 2022…The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $28,401,000, and fully diluted earnings per common share of $2.31 for the year ended December 31, 2021, compared to $20,347,000 and $1.62 per fully diluted common share for the year ended December 31, 2020.
FOURTH QUARTER FINANCIAL HIGHLIGHTS
•Net income for the fourth quarter increased to $6,838,000 or $0.57 per diluted common share, compared to $6,521,000 and $0.54, respectively, in the third quarter.
•Net loans decreased $59.9 million or 5.50%, and total assets increased $446.0 million or 22.26% at December 31, 2021 compared to December 31, 2020. The net loan decrease consisted of a decrease of $174.4 million in SBA Paycheck Protection Program (PPP) loans, offset by an increase of $114.4 million in non-PPP loan growth.
•Total deposits increased 23.22% to $2.12 billion at December 31, 2021 compared to December 31, 2020.
•Total cost of deposits remained at low levels at 0.05% and 0.07% for the quarters ended December 31, 2021 and 2020, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 44.92% and 48.04% for the quarters ended December 31, 2021 and 2020, respectively.
•Non-performing assets were $946,000, net loan recoveries were $39,000, and loans delinquent more than 30 days were $76,000 for the quarter ended December 31, 2021.
•The Company recorded a reversal of provision for credit losses of $500,000 during the quarter ended December 31, 2021.
•Capital positions remain strong at December 31, 2021 with a 8.03% Tier 1 Leverage Ratio; a 12.48% Common Equity Tier 1 Ratio; a 12.82% Tier 1 Risk-Based Capital Ratio; and a 15.80% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on February 25, 2022 to shareholders of record as of February 11, 2022.
•During the quarter ended December 31, 2021, the Company repurchased and retired a total of 76,613 shares of common stock at an average price paid per share of $21.10.
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“I’m pleased to report strong growth and positive results for the 2021 fiscal year. This is in addition to the excellent deposit base and asset quality for which our Company is recognized. Driving this growth, in terms of new and expanded client relationships, is our team of professional bankers, each committed to our clients and community – a team I thank daily for delivering a service experience unequaled in our marketplace,” said James J. Kim, President & CEO. “While we continue to monitor the economic impacts of inflation, the drought and COVID-19 variants, our clients and our team are optimistic that 2022 will bring new business opportunities that our 42-year-old community bank is well-positioned to support,” concluded Kim.
Net income for the year ended December 31, 2021 increased 39.58%, compared to the year ended December 31, 2020, driven by a reversal of provision for credit losses, an increase in net interest income, and an increase in interchange fees, partially offset by an increase in the provision for income taxes, an increase in non-interest expense, a decrease in net realized gains on sales and calls of investment securities, a decrease in loan placement fees, and a decrease in service charge income. During the year ended December 31, 2021, the Company recorded a $4,300,000 reversal of provision for credit losses, compared to a $3,275,000 provision during the year ended December 31, 2020. Net interest income before the reversal of provision for credit losses for the year ended December 31, 2021 was $72,554,000, compared to $64,423,000 for the year ended December 31, 2020, an increase of $8,131,000 or 12.62%. The impact to interest income from the accretion of the loan marks on acquired loans was $802,000 and $1,321,000 for the years ended December 31, 2021 and 2020, respectively. In addition, net interest income before the reversal of provision for credit losses for the year ended December 31, 2021 was impacted by approximately $676,000 in loan prepayment penalties, as compared to $805,000 for the year ended December 31, 2020. Excluding the loan mark accretion and prepayment penalties, net interest income for the year ended December 31, 2021 increased by $8,779,000 compared to the year ended December 31, 2020.
During the year ended December 31, 2021, the Company’s shareholders’ equity increased $2,824,000, or 1.15%, compared to December 31, 2020. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, the decrease in unrealized gains on available-for-sale (AFS) securities, and share repurchases.
Return on average equity (ROE) for the year ended December 31, 2021 was 11.50%, compared to 8.85% for the year ended December 31, 2020. The increase in ROE reflects the increase in net income, notwithstanding the increase in average shareholders’ equity compared to the prior year. The Company declared and paid $0.47 and $0.44 per share in cash dividends to holders of common stock during the years ended December 31, 2021 and 2020, respectively. Return on average assets (ROA) was 1.25% for the year ended December 31, 2021 and 1.11% for the year ended December 31, 2020. This increase was due to the increase in net income, notwithstanding the increase in average assets. During the year ended December 31, 2021, the Company’s total assets increased 22.26%, and total liabilities increased 25.20%, compared to December 31, 2020 due to the Company’s participation in the PPP loan program in addition to organic deposit gathering activities.
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Non-performing assets decreased by $2,332,000, or 71.14%, to $946,000 at December 31, 2021, compared to $3,278,000 at December 31, 2020. During the year ended December 31, 2021, the Company recorded $985,000 in net loan recoveries, compared to $510,000 for the year ended December 31, 2020. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.09)% for the year ended December 31, 2021, compared to (0.05)% for the same period in 2020. Total non-performing assets were 0.04% and 0.16% of total assets as of December 31, 2021 and December 31, 2020, respectively.
The Company’s net interest margin (fully tax equivalent basis) was 3.54% for the year ended December 31, 2021, compared to 3.87% for the year ended December 31, 2020. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold and the decrease in the effective yield on average investment securities, offset by the increase in the yield on the Company’s loan portfolio.
For the year ended December 31, 2021, the effective yield on average total earning assets decreased 36 basis points to 3.61% compared to 3.97% for the year ended December 31, 2020, while the cost of average total interest-bearing liabilities decreased to 0.12% for the year ended December 31, 2021 as compared to 0.19% for the year ended December 31, 2020. Over the same periods, the cost of average total deposits decreased to 0.05% for the year ended December 31, 2021 compared to 0.09% for the same period in 2020.
For the year ended December 31, 2021, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $1,021,673,000, an increase of $398,556,000, or 63.96%, compared to the year ended December 31, 2020. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased to 2.08% for the year ended December 31, 2021, compared to 2.32% for the year ended December 31, 2020.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $13,941,000 to $1,069,653,000 for the year ended December 31, 2021 from $1,055,712,000 for the year ended December 31, 2020. The effective yield on average loans increased to 5.07% for the year ended December 31, 2021, compared to 4.94% for the year ended December 31, 2020. Total average PPP loans, which have a 1.00% interest rate in addition to loan fees, were $116,030,000 for the year ended December 31, 2021. Excluding PPP loans from total average loans, the effective yield on average loans for the year ended December 31, 2021 was 4.85%.
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The following table shows the Company’s outstanding loan portfolio as of December 31, 2021 and December 31, 2020.

Loan Type (dollars in thousands)	December 31, 2021	% of Total Loans	December 31, 2020	% of Total Loans
Commercial:
Commercial and industrial	$136,847	13.2%	$273,994	24.9%
Agricultural production	40,860	3.9%	21,971	2.0%
Total commercial	177,707	17.1%	295,965	26.9%
Real estate:
Owner occupied	212,234	20.4%	208,843	18.9%
Real estate construction and other land loans	61,586	5.9%	55,419	5.0%
Commercial real estate	369,529	35.6%	338,886	30.7%
Agricultural real estate	98,481	9.5%	84,258	7.6%
Other real estate	26,084	2.5%	28,718	2.6%
Total real estate	767,914	73.9%	716,124	64.8%
Consumer:
Equity loans and lines of credit	55,620	5.4%	55,634	5.0%
Consumer and installment	36,999	3.6%	37,236	3.3%
Total consumer	92,619	9.0%	92,870	8.3%
Net deferred origination fees	871		(2,612)
Total gross loans	1,039,111	100.0%	1,102,347	100.0%
Allowance for credit losses	(9,600)		(12,915)
Total loans	$1,029,511		$1,089,432
Outstanding PPP loans as of December 31, 2021 are as follows:

PPP Loan Vintages (Dollars in thousands)	Number of Loans	Amount	Net Unearned Fees
Round 1 - 2020	7	$534	$10
Round 2 - 2021	63	18,019	352
Total	70	$18,553	$362
As of December 31, 2021, PPP loans in the following size categories were outstanding:

PPP Loan Size Categories (Dollars in thousands)	Number of Loans	Amount
Up to $150,000	37	$1,445
$150,001 to $500,000	24	5,928
$500,001 to $1,000,000	7	5,274
$1,000,001 to $2,000,000	1	2,000
Over $2,000,000	1	3,906
Total	70	$18,553
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The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	December 31, 2021	September 30, 2021	December 31, 2020
Pass	$988,855	$1,034,229	$1,032,417
Special mention	40,845	26,612	36,406
Substandard	8,540	23,065	36,136
Doubtful	—	—	—
Total	$1,038,240	$1,083,906	$1,104,959
Based on the Company’s capital levels, conservative underwriting policies, low loan-to-deposit ratio, loan concentration diversification, and suburban geographical marketplace, management expects to be able to manage the economic risks and uncertainties associated with the COVID-19 pandemic and remain adequately capitalized.
At December 31, 2021, the allowance for credit losses was $9,600,000, compared to $12,915,000 at December 31, 2020, a net decrease of $3,315,000 reflecting the reversal of provision for credit losses and net recoveries during the period. The Company’s reversal of provision for credit losses of $4,300,000 during the year ended December 31, 2021 is primarily due to net loan recoveries and our assessment of the overall adequacy of the allowance for credit losses. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 0.92% and 1.17% as of December 31, 2021 and December 31, 2020, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $93,201,000 at December 31, 2021 and $127,186,000 at December 31, 2020. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.01% and 1.32% as of December 31, 2021 and December 31, 2020, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 0.98% and 1.41%, respectively. As of December 31, 2021, gross loans included $18,553,000 related to PPP loans, which are fully guaranteed by the SBA. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.04% and 1.65% as of December 31, 2021 and December 31, 2020, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at December 31, 2021.
Total average assets for the year ended December 31, 2021 was $2,267,615,000 compared to $1,832,987,000 for the year ended December 31, 2020, an increase of $434,628,000 or 23.71%. During the years ended December 31, 2021 and 2020, the loan-to-deposit ratio was 48.95% and 63.99%, respectively. Total average deposits increased $406,382,000 or 25.91% to $1,974,576,000 for the year ended December 31, 2021, compared to $1,568,194,000 for the year ended December 31, 2020. Average interest-bearing deposits increased $250,538,000, or 30.41%, and average non-interest bearing demand deposits increased $155,844,000, or 20.94%,
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for the year ended December 31, 2021, compared to the year ended December 31, 2020. The Company’s ratio of average non-interest bearing deposits to total deposits was 45.58% for the year ended December 31, 2021, compared to 47.46% for the year ended December 31, 2020.
The composition of the deposits at December 31, 2021 and December 31, 2020 is summarized in the table below.

(Dollars in thousands)	December 31, 2021	% of Total Deposits	December 31, 2020	% of Total Deposits
NOW accounts	$360,462	17.0%	$310,697	18.0%
MMA accounts	511,448	24.1%	341,088	19.8%
Time deposits	90,030	4.2%	89,846	5.2%
Savings deposits	197,273	9.3%	156,190	9.1%
Total interest-bearing	1,159,213	54.6%	897,821	52.1%
Non-interest bearing	963,584	45.4%	824,889	47.9%
Total deposits	$2,122,797	100.0%	$1,722,710	100.0%

Non-interest income for the year ended December 31, 2021 decreased by $4,792,000 to $9,005,000, compared to $13,797,000 for the year ended December 31, 2020, primarily driven by a decrease of $3,751,000 in net realized gains on sales and calls of investment securities, a decrease of $1,118,000 in other income, a decrease in service charge income of $170,000, and a decrease in loan placement fees of $317,000, partially offset by an increase in interchange fees of $437,000 and an increase in appreciation in cash surrender value of bank-owned life insurance of $129,000. Other income for the year ended December 31, 2020 included a $1,167,000 gain related to the collection of tax-exempt life insurance proceeds.
Non-interest expense for the year ended December 31, 2021 increased $158,000, or 0.33%, to $47,842,000 compared to $47,684,000 for the year ended December 31, 2020. The net increase year over year resulted from increases in data processing of $348,000, information technology of $477,000, regulatory assessments of $341,000, occupancy and equipment expenses of $256,000, personnel of $213,000, salaries and employee benefits of $117,000, loan related expenses of $75,000, donations of $45,000, education and training of $42,000 general insurance of $31,000, telephone of $31,000, alarm of $16,000, and postage of $11,000, partially offset by decreases in professional services of $733,000, Internet banking expenses of $330,000, directors’ expenses of $193,000, advertising expenses of $136,000, stationary and supplies of $78,000, risk management expenses of $55,000, amortization of software of $41,000, amortization of core deposit intangible of $34,000, armored courier of $25,000, travel and mileage of $24,000, and operating losses of $5,000 in 2021 compared to 2020. The increase in total salaries and employee benefits was the result of a decrease of $1,296,000 in officers’ expenses related to the change in the discount rate used to calculate the liability for salary continuation, deferred compensation, and split dollar plans; offset by an increase of approximately $535,000 in salaries and benefits, and a decrease in loan origination costs of $878,000. A portion of the salaries and benefits increase was related to $275,000 paid and/or accrued for severance pay and related benefits. For the year ended December 31, 2021,
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personnel expense included approximately $204,000 for an executive search firm to find a replacement for our retiring chief executive officer.
The Company recorded an income tax provision of $9,616,000 for the year ended December 31, 2021, compared to $6,914,000 for the year ended December 31, 2020. The effective tax rate for the year ended December 31, 2021 was 25.29% compared to 25.36% for the year ended December 31, 2020. The effective tax rate was affected by the increase in tax-exempt interest, as well as the reversal of provision for credit losses.
Quarter Ended December 31, 2021
For the quarter ended December 31, 2021, the Company reported unaudited consolidated net income of $6,838,000 and earnings per diluted common share of $0.57, compared to consolidated net income of $7,079,000 and $0.57 per diluted share for the same period in 2020. The decrease in net income during the fourth quarter of 2021 compared to the same period in 2020 was primarily due to a decrease in the reversal of provision for credit losses of $1,200,000, an increase in total non-interest expenses of $383,000, an increase in the provision for income taxes of $232,000, and a decrease in non-interest income of $357,000, partially offset by an increase in net interest income of $1,931,000. The effective tax rate increased to 25.89% from 23.35% for the quarters ended December 31, 2021 and December 31, 2020, respectively. Net income for the immediately trailing quarter ended September 30, 2021 was $6,521,000, or $0.54 per diluted common share.
Annualized return on average equity (ROE) for the fourth quarter of 2021 was 11.21%, compared to 11.95% for the same period of 2020. The decrease in ROE reflects a decrease in net income, as well as the increase in average shareholders’ equity compared to the prior year. The increase in shareholders’ equity was driven by the retention of earnings, offset by a decrease in net unrealized gains on available-for-sale (AFS) securities recorded, dividends paid, and stock repurchases. Annualized return on average assets (ROA) was 1.13% for the fourth quarter of 2021 compared to 1.42% for the same period in 2020. This decrease was due to a decrease in net income and the increase in average assets.
In comparing the fourth quarter of 2021 to the fourth quarter of 2020, total average loans decreased by $48,778,000, or 4.45% due to a decrease of $165,806,000 in PPP loans, offset by an increase of $117,028,000 in non-PPP loans. During the fourth quarter of 2021, the Company recorded net loan recoveries of $39,000 compared to $42,000 net loan charge-offs for the same period in 2020. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.01)% for the quarter ended December 31, 2021 compared to 0.02% for the quarter ended December 31, 2020. During the quarter ended December 31, 2021, the Company recorded a reversal of the provision for credit losses of $500,000, compared to a reversal of the provision of $1,700,000 for the quarter ended December 31, 2020.
Average total deposits for the fourth quarter of 2021 increased $386,414,000 or 22.51% to $2,103,358,000 compared to $1,716,944,000 for the same period of 2020.
The Company’s net interest margin (fully tax equivalent basis) was 3.39% for the quarter ended December 31, 2021, compared to 3.72% for the quarter ended December 31, 2020. Net interest income, before
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provision for credit losses, increased $1,931,000, or 11.51%, to $18,708,000 for the fourth quarter of 2021, compared to $16,777,000 for the same period in 2020. The accretion of the loan marks on acquired loans increased interest income by $223,000 and $282,000 during the quarters ended December 31, 2021 and 2020, respectively. Net interest income during the fourth quarters of 2021 and 2020 benefited by approximately $238,000 and $300,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the increase in the yield on total interest-bearing liabilities, as well as the decrease in the yield on the average investment securities, offset by the increase in the yield on the loan portfolio. Over the same periods, the cost of total deposits decreased to 0.05% from 0.07%.
For the quarter ended December 31, 2021, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $456,518,000, or 62.53%, compared to the quarter ended December 31, 2020, and increased by $127,439,000, or 12.03%, compared to the quarter ended September 30, 2021.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.02% for the quarter ended December 31, 2021, compared to 2.18% for the quarter ended December 31, 2020 and 2.14% for the quarter ended September 30, 2021. Total average loans, which generally yield higher rates than investment securities, decreased by $48,778,000 to $1,047,741,000 for the quarter ended December 31, 2021, from $1,096,519,000 for the quarter ended December 31, 2020 and decreased by $22,214,000 from $1,069,955,000 for the quarter ended September 30, 2021. For the quarter ended December 31, 2021, average PPP loans decreased $165,806,000 while average non-PPP loans increased $117,028,000 compared to the quarter ended December 31, 2020. The effective yield on average loans was 5.14% for the quarter ended December 31, 2021, compared to 4.87% and 4.91% for the quarters ended December 31, 2020 and September 30, 2021, respectively. Excluding PPP loans from the calculation, the effective yield on average loans was 4.73% for the quarter ended December 31, 2021, compared to 5.24% and 4.73% for the quarters ended December 31, 2020 and September 30, 2021, respectively.
Total average assets for the quarter ended December 31, 2021 were $2,416,590,000 compared to $1,988,663,000 for the quarter ended December 31, 2020 and $2,318,172,000 for the quarter ended September 30, 2021, an increase of $427,927,000 or 21.52% and an increase of $98,418,000 or 4.25%, respectively.
Total average deposits increased $386,414,000, or 22.51%, to $2,103,358,000 for the quarter ended December 31, 2021, compared to $1,716,944,000 for the quarter ended December 31, 2020. Total average deposits increased $81,859,000, or 4.05%, for the quarter ended December 31, 2021, compared to $2,021,499,000 for the quarter ended September 30, 2021. The Company’s ratio of average non-interest bearing deposits to total deposits was 44.92% for the quarter ended December 31, 2021, compared to 48.04% and 45.30% for the quarters ended December 31, 2020 and September 30, 2021, respectively.
Non-interest income decreased $357,000, or 11.38%, to $2,781,000 for the fourth quarter of 2021 compared to $3,138,000 for the same period in 2020. During the fourth quarter of 2021 other income decreased $561,000 and loan placement fees decreased $406,000, partially offset by an increase in net realized gains on
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sales and calls of investment securities of $408,000, an increase in interchange fees of $119,000, an increase in appreciation in cash surrender value of bank-owned life insurance of $69,000, and an increase in Federal Home Loan Bank dividends of $14,000, compared to the same period in 2020. For the quarter ended December 31, 2020, non-interest income included a $704,000 gain related to the collection of tax-exempt life insurance proceeds. Non-interest income for the quarter ended December 31, 2021 increased by $633,000 to $2,781,000, compared to $2,148,000 for the quarter ended September 30, 2021. The increase compared to the trailing quarter was primarily a result of a $346,000 increase in net realized gains on sales and calls of investment securities, a $390,000 increase in other income, and a $28,000 increase in service charges, offset by a $127,000 decrease in loan placement fees.
Non-interest expense for the quarter ended December 31, 2021 increased $383,000, or 3.09%, to $12,762,000 compared to $12,379,000 for the quarter ended December 31, 2020. The net increase quarter over quarter was a result of an increase of $220,000 in information technology expenses, an increase of $197,000 in occupancy and equipment expenses, an increase of $162,000 in salaries and employee benefits, an increase of $129,000 in regulatory assessments, an increase of $82,000 in personnel expenses, an increase of $81,000 in loan related expenses, an increase of $34,000 in education and training, an increase of $21,000 in appraisal fees, an increase of $17,000 in travel and mileage, an increase of $16,000 in telephone expenses, an increase of $14,000 in operating losses, an increase of $10,000 in general insurance, and an increase $9,000 in ATM/Debit card expenses, partially offset by a decrease of $376,000 in professional services, a decrease of $47,000 in Internet banking expenses, a decrease of $34,000 in amortization of core deposit intangibles, a decrease of $31,000 in directors’ expenses, a decrease of $27,000 in check printing, a decrease of $16,000 in stationery and supplies, a decrease of $15,000 in advertising expenses, a decrease of $12,000 in alarm monitoring expenses, a decrease of $11,000 in armored courier fees, and a decrease of $9,000 in data processing expense.
Non-interest expense for the quarter ended December 31, 2021 increased by $700,000 or 5.80% to $12,762,000 compared to $12,062,000 for the trailing quarter ended September 30, 2021. The increase compared to the trailing quarter was primarily due to an increase in salaries and employee benefits of $621,000, an increase in other non-interest expenses of $259,000, an increase in personnel expenses of $111,000, an increase in Internet banking expenses of $4,000, and an increase in ATM/debit card expense of $4,000, partially offset by a decrease in professional services of $180,000, and a decrease in data processing of $46,000.
The Company recorded an income tax provision of $2,389,000 for the quarter ended December 31, 2021, compared to $2,157,000 for the quarter ended December 31, 2020, and $2,275,000 for the trailing quarter ended September 30, 2021. The effective tax rate for the quarter ended December 31, 2021 was 25.89% compared to 23.35% for the same period in 2020. The effective tax rate was affected an increase in tax-exempt interest.
Capital Management
On November 12, 2021, the Company completed a private placement of $35.0 million aggregate principal amount of its fixed-to-floating rate subordinated notes (“Subordinated Debt”) due December 1, 2031. The
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Subordinated Debt initially bears a fixed interest rate of 3.125% per year. Commencing on December 1, 2026, the interest rate on the Subordinated Debt will reset each quarter at a floating interest rate equal to the then-current three month term SOFR plus 210 basis points. The Company may at its option redeem in whole or in part the Subordinated Debt on or after November 12, 2026 without a premium. The Subordinated Debt is treated as Tier 2 Capital for regulatory purposes.
On January 26, 2022, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on February 25, 2022 to shareholders of record as of February 11, 2022. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region. Additionally, CVCB maintains Commercial Real Estate, Agribusiness and SBA Lending Departments.
Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the uncertainties related to the Covid-19 pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; (15) the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; and (16) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except share amounts)	2021	2021	2020

ASSETS
Cash and due from banks	$29,412	$32,634	$34,175
Interest-earning deposits in other banks	134,055	35,059	36,103
Total cash and cash equivalents	163,467	67,693	70,278
Available-for-sale investment securities	1,109,208	1,060,362	710,092
Equity securities	7,416	7,486	7,634
Loans, less allowance for credit losses of $9,600, $10,061, and $12,915 at December 31, 2021, September 30, 2021, and December 31, 2020, respectively	1,029,511	1,073,436	1,089,432
Bank premises and equipment, net	8,380	8,429	8,228
Bank owned life insurance	39,553	39,309	28,713
Federal Home Loan Bank stock	5,595	5,595	5,595
Goodwill	53,777	53,777	53,777
Core deposit intangibles	522	662	1,183
Accrued interest receivable and other assets	32,710	31,628	29,164
Total assets	$2,450,139	$2,348,377	$2,004,096

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$963,584	$934,249	$824,889
Interest bearing	1,159,213	1,123,843	897,821
Total deposits	2,122,797	2,058,092	1,722,710
Subordinated debentures	39,454	5,155	5,155
Accrued interest payable and other liabilities	40,043	38,582	31,210
Total liabilities	2,202,294	2,101,829	1,759,075
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,916,651, 11,987,904, and 12,509,848, at December 31, 2021, September 30, 2021, and December 31, 2020, respectively	66,820	68,265	79,416
Retained earnings	173,393	167,993	150,749
Accumulated other comprehensive income, net of tax	7,632	10,290	14,856
Total shareholders’ equity	247,845	246,548	245,021
Total liabilities and shareholders’ equity	$2,450,139	$2,348,377	$2,004,096
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Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2021	2021	2020	2021	2020
INTEREST INCOME:
Interest and fees on loans	$13,548	$13,208	$13,378	$54,077	$52,066
Interest on deposits in other banks	40	28	24	129	246
Interest and dividends on investment securities:
Taxable	4,106	3,844	2,744	14,044	11,740
Exempt from Federal income taxes	1,463	1,417	951	5,606	1,966
Total interest income	19,157	18,497	17,097	73,856	66,018
INTEREST EXPENSE:
Interest on deposits	253	263	296	1,036	1,465
Interest on subordinated debentures	196	24	24	266	130
Total interest expense	449	287	320	1,302	1,595
Net interest income before provision for credit losses	18,708	18,210	16,777	72,554	64,423
(REVERSAL OF) PROVISION FOR CREDIT LOSSES	(500)	(500)	(1,700)	(4,300)	3,275
Net interest income after provision for credit losses	19,208	18,710	18,477	76,854	61,148
NON-INTEREST INCOME:
Service charges	515	487	515	1,901	2,071
Appreciation in cash surrender value of bank owned life insurance	244	247	175	840	711
Interchange fees	471	472	352	1,784	1,347
Loan placement fees	340	467	746	1,974	2,291
Net realized gains on sales and calls of investment securities	463	117	55	501	4,252
Federal Home Loan Bank dividends	84	84	70	321	323
Other income	664	274	1,225	1,684	2,802
Total non-interest income	2,781	2,148	3,138	9,005	13,797
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,712	7,091	7,550	28,720	28,603
Occupancy and equipment	1,344	1,224	1,147	4,882	4,626
Professional services	327	507	703	1,665	2,398
Data processing expense	553	599	562	2,394	2,046
Directors’ expenses	116	152	147	422	615
ATM/Debit card expenses	203	199	194	818	819
Information technology	807	891	587	2,868	2,391
Regulatory assessments	279	219	150	831	490
Advertising	141	129	156	527	663
Internet banking expenses	58	54	105	320	650
Amortization of core deposit intangibles	140	174	174	661	695
Other expense	1,082	823	904	3,734	3,688
Total non-interest expenses	12,762	12,062	12,379	47,842	47,684
Income before provision for income taxes	9,227	8,796	9,236	38,017	27,261
PROVISION FOR INCOME TAXES	2,389	2,275	2,157	9,616	6,914
Net income	$6,838	$6,521	$7,079	$28,401	$20,347
Net income per common share:
Basic earnings per common share	$0.57	$0.54	$0.57	$2.32	$1.62
Weighted average common shares used in basic computation	11,956,045	12,007,689	12,482,250	12,237,424	12,534,078
Diluted earnings per common share	$0.57	$0.54	$0.57	$2.31	$1.62
Weighted average common shares used in diluted computation	11,994,590	12,044,896	12,519,644	12,281,932	12,576,319
Cash dividends per common share	$0.12	$0.12	$0.11	$0.47	$0.44
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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2021	2021	2021	2021	2020
(In thousands, except share and per share amounts)
Net interest income	$18,708	$18,210	$18,081	$17,555	$16,777
(Reversal of) provision for credit losses	(500)	(500)	(1,500)	(1,800)	(1,700)
Net interest income after provision for credit losses	19,208	18,710	19,581	19,355	18,477
Total non-interest income	2,781	2,148	2,077	1,999	3,138
Total non-interest expense	12,762	12,062	11,630	11,388	12,379
Provision for income taxes	2,389	2,275	2,465	2,487	2,157
Net income	$6,838	$6,521	$7,563	$7,479	$7,079
Basic earnings per common share	$0.57	$0.54	$0.61	$0.60	$0.57
Weighted average common shares used in basic computation	11,956,045	12,007,689	12,498,809	12,495,606	12,482,250
Diluted earnings per common share	$0.57	$0.54	$0.60	$0.60	$0.57
Weighted average common shares used in diluted computation	11,994,590	12,044,896	12,548,044	12,547,137	12,519,644

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2021	2021	2021	2021	2020
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.92%	0.93%	0.98%	1.11%	1.17%
Non-performing assets to total assets	0.04%	0.07%	0.09%	0.17%	0.16%
Total non-performing assets	$946	$1,597	$2,035	$3,783	$3,278
Total nonaccrual loans	$946	$1,597	$2,035	$3,783	$3,278
Total substandard loans	$8,540	$23,065	$32,938	$34,276	$36,136
Total special mention loans	$40,845	$26,612	$18,710	$39,406	$36,406
Net loan charge-offs (recoveries)	$(39)	$(122)	$117	$(941)	$42
Net charge-offs (recoveries) to average loans (annualized)	(0.01)%	(0.05)%	0.04%	(0.35)%	0.02%
Book value per share	$20.80	$20.57	$20.36	$19.31	$19.59
Tangible book value per share	$16.24	$16.03	$15.93	$14.94	$15.19
Tangible common equity	$193,546	$192,109	$196,437	$187,059	$190,061
Cost of total deposits	0.05%	0.05%	0.05%	0.06%	0.07%
Interest and dividends on investment securities exempt from Federal income taxes	$1,463	$1,417	$1,409	$1,317	$951
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.39%	3.47%	3.60%	3.76%	3.72%
Return on average assets (2)	1.13%	1.13%	1.36%	1.42%	1.42%
Return on average equity (2)	11.21%	10.41%	12.25%	12.17%	11.95%
Loan to deposit ratio	48.95%	52.65%	54.06%	56.72%	63.99%
Efficiency ratio	58.94%	57.66%	55.58%	56.34%	62.89%
Tier 1 leverage - Bancorp	8.03%	8.24%	8.63%	9.09%	9.28%
Tier 1 leverage - Bank	8.47%	8.18%	8.51%	9.03%	9.23%
Common equity tier 1 - Bancorp	12.48%	12.34%	13.43%	14.38%	14.10%
Common equity tier 1 - Bank	13.52%	12.59%	13.61%	14.68%	14.41%
Tier 1 risk-based capital - Bancorp	12.82%	12.68%	13.80%	14.78%	14.50%
Tier 1 risk-based capital - Bank	13.52%	12.59%	13.61%	14.68%	14.41%
Total risk-based capital - Bancorp	15.80%	13.39%	14.58%	15.76%	15.58%
Total risk based capital - Bank	14.18%	13.29%	14.40%	15.66%	15.48%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Years Ended
AVERAGE AMOUNTS	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Interest-bearing deposits in other banks	$104,725	$70,980	$96,304	104,710	76,924
Investments	1,081,842	988,148	633,745	916,963	546,193
Loans (1)	1,046,602	1,068,111	1,093,156	1,067,316	1,053,450
Earning assets	2,233,169	2,127,239	1,823,205	2,088,989	1,676,567
Allowance for credit losses	(10,036)	(10,558)	(14,631)	(11,482)	(12,242)
Nonaccrual loans	1,139	1,844	3,363	2,337	2,262
Other non-earning assets	192,318	199,647	176,726	187,771	166,400
Total assets	$2,416,590	$2,318,172	$1,988,663	$2,267,615	$1,832,987

Interest bearing deposits	$1,158,542	$1,105,757	$892,060	$1,074,493	$823,955
Other borrowings	23,837	5,155	5,155	9,864	5,155
Total interest-bearing liabilities	1,182,379	1,110,912	897,215	1,084,357	829,110
Non-interest bearing demand deposits	944,816	915,742	824,884	900,083	744,239
Non-interest bearing liabilities	45,349	40,998	29,572	36,311	29,831
Total liabilities	2,172,544	2,067,652	1,751,671	2,020,751	1,603,180
Total equity	244,046	250,520	236,992	246,864	229,807
Total liabilities and equity	$2,416,590	$2,318,172	$1,988,663	$2,267,615	$1,832,987

AVERAGE RATES
Interest-earning deposits in other banks	0.15%	0.16%	0.10%	0.12%	0.32%
Investments	2.20%	2.28%	2.49%	2.31%	2.61%
Loans (3)	5.14%	4.91%	4.87%	5.07%	4.94%
Earning assets	3.47%	3.52%	3.79%	3.61%	3.97%
Interest-bearing deposits	0.09%	0.09%	0.13%	0.10%	0.18%
Other borrowings	3.29%	1.71%	1.86%	2.70%	2.52%
Total interest-bearing liabilities	0.15%	0.10%	0.14%	0.12%	0.19%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.39%	3.47%	3.72%	3.54%	3.87%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $389, $377, and $253, for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,490 and $523 for the years ended December 31, 2021 and 2020, respectively.
(3)    Loan yield includes loan fees for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020 of $1,508, $1,076, and $1,350, respectively. Loan yield includes loan fees for the years ended December 31, 2021 and 2020 of $6,474 and $2,234, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322